Exhibit 10.13

[M&T Bank Logo]

CREDIT AGREEMENT
New York

February 10, 2014

Borrower: AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation with its chief executive office at 12530 West Atlantic Boulevard, Coral Springs, FL 33071.  Attention:  Mark Joyce, Executive Vice President & Chief Financial Officer.

Bank:              M&T BANK, a New York banking corporation with its chief executive office at One M&T Plaza, Buffalo, NY 14203.  Attention:  Office of General Counsel.

The Bank and the Borrower agree as follows:

1.              DEFINITIONS.

a.              “Business Day” means any day of the year, other than Saturday or Sunday, on which banks open for business in the State of New York are not required or authorized to close.

b.              “Credit” means any and all credit facilities and any other financial accommodations made by the Bank in favor of the Borrower whether now or hereafter in existence.

c.               “Collateral” means the following property of Borrower: All of Borrower’s right, title and interest in and to (a) the Portfolio issued under the Trust established by that certain Trust Agreement, and all rights under the Trust Agreement to and with respect to the Portfolio, (b) Borrower’s beneficial ownership in (i) the Equipment, (ii) the Leases, (iii) all rights as Servicer under the Servicing Agreement (as defined in the Trust) with respect to the Portfolio and (iv) all other tangible or intangible property, assets or rights of any kind whatsoever, in each case held in trust in the Portfolio by the Trustee as provided in the Trust Agreement whether or not any such items are subject to the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time (the “UCC”), and whether or not affixed to any realty, including (1) all additions to, accessions to, substitutions for, replacements of and supporting obligations of the foregoing; (2) all rents, principal and interest, late fees, indemnities, casualty payments and other payments or sums payable under the Leases and all rights to the collect same; (3) all awards in bankruptcy, reorganization or any action for relief of debtors and payments under any Equipment warranty or otherwise from any “Supplier” as defined in the UCC; (4) the Lease Collateral; (5) all rights to compel performance under the Leases and under or with respect to Lease Collateral and to repossess or foreclose on any Equipment or other Lease Collateral; (6) all proceeds and products of the foregoing, including insurance proceeds; and (7) all business records and information relating to any of the foregoing and any software, improvements to software or other programs for accessing and manipulating such information.

d.              “Equipment” means all motor vehicles and other items of equipment subject to the Leases.

e.               “Expenses” has the meaning as defined in Section 6 Expenses.

f.                “G.A.A.P.” means, with respect to any date of determination, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants consistently applied and maintained throughout the periods indicated.

g.               “Leases” means all equipment leases, secured loans or other chattel paper, instruments, payment intangibles or contracts of any kind and howsoever designated between the Trustee, as Trustee for the Portfolio and lessor, and the lessee named therein.

h.              “Lease Collateral” means all guaranties and other collateral for any Obligor’s obligations under the Leases.

i.                  “Maximum Credit Facility Amount” means seven million five hundred thousand and 00/100 ($7,500,000.00).

j.                 “Monthly Payment” means a payment of interest due monthly under any Note.

k.              “Notes” means, individually and collectively, all notes executed by Borrower in favor of Bank contemplated by this Credit Agreement.

l.                  “Obligations” means any and all indebtedness or other obligations of the Borrower to the Bank in any capacity, now existing or hereafter incurred, however created or evidenced, regardless of kind, class or form, whether direct, indirect, absolute or contingent (including obligations pursuant to any guaranty, endorsement, other assurance of payment or otherwise), whether joint or several, whether from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, together with all extensions, renewals and replacements thereof, and all interest, fees, charges, costs or Expenses which accrue on or in connection with the foregoing, including, but not limited to obligations evidenced by all Notes issued thereunder and any other indebtedness or obligations (i) not yet outstanding but contracted for, or with regard to which any other commitment by the Bank exists; (ii) arising prior to, during or after any pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding; (iii) owed by the Borrower to others and which the Bank obtained, or may obtain, by assignment or otherwise; and (iv) payable under this Agreement.

m.          “Obligor” means any account debtor, obligor, lessee or other party obligated with respect to any Lease, chattel paper, general intangible, instrument, investment property, document or deposit account included in the Lease Collateral

n.              “Portfolio” means Portfolio No. 098506-010 represented by the Portfolio Interest Certificate, issued under the Trust.

o.              “Prime Rate” means the rate per annum from time to time established by the Bank as the Prime Rate and made available by the Bank at its main office or, in the discretion of the Bank, the base, reference, or other rate then designated by the Bank for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.

p.              “Required Documentation” means the following documents: (i) form of master lease and all amendments; (ii) three years of company prepared financial statements of the proposed lessee, provided that in the event audited financial statements are available for any fiscal period for any reason whatsoever Bank shall be provided such audited financial statements; (iii) equipment schedule with specifications; (iv) prospective lessee organizational and authorization documents, including but not limited to incumbency certificates, secretary certificates, board resolutions, consent actions; and (v) such further documentation as the Bank may reasonably request, all of the foregoing to be in form and substance acceptable to Bank in Bank’s sole discretion.

q.              “Subsidiary” means any corporation or other business entity of which at least fifty percent (50%) of the voting stock or other ownership interest is owned by the Borrower directly or indirectly through one or more Subsidiaries.  If the Borrower has no Subsidiaries, the provisions of this Agreement relating to the Subsidiaries shall be disregarded, without affecting the applicability of such provisions to the Borrower alone.

r.                 “Transaction Documents” means this Agreement and all documents, instruments or other agreements by the Borrower in favor of the Bank in connection (directly or indirectly) with the Obligations, whether now or hereafter in existence, including promissory notes, security agreements, guaranties and letter of credit reimbursement agreements.

s.                “Trust” or “Trust Agreement” means the certain Trust Agreement dated as of April 18, 2011 between Wilmington Trust Company, as Owner Trustee and Custodian (the “Trustee” or “Custodian”) and Borrower, as (the “Beneficial Owner”); also known as the ATS Master Trust.

2.              BASIC TERMS.

a.              Advances.  Subject to the continued compliance of Borrower with this Agreement and all other accompanying Transaction Documents and the continued absence of any default by Borrower or any indorser, guarantor, or any other party liable for, or whose assets or any interest therein secures payment of any Obligations, Borrower will provide Bank with the Required Documentation and then Bank may, at its sole and absolute discretion and with no obligation or requirement to, make certain advances evidenced by certain term loans from Bank to Borrower, for use by the Borrower to temporary fund leases within the Trust, in such sums as Borrower may request, but which shall not exceed in the aggregate the Maximum Credit Facility Amount.  Even if the aggregate amount at anyone time advanced and for any reason exceeds the Maximum Credit Facility Amount, Borrower shall nevertheless be liable for the entire amount outstanding and interest thereon in accordance with this Agreement and all accompanying Transaction Documents, and Borrower shall be responsible for observance of, performance of, and compliance with all of the terms, covenants and Transaction Documents, in form and substance acceptable to Bank.  Nothing in this Agreement shall be construed as obligating Bank to make any particular loan or advance to Borrower, and Borrower is not relying upon Bank to make or continue to make any advance or loan for any purpose whatsoever.  All such loans or advances shall remain within the sole discretion of Bank.

b.              Procedures.  With respect to each advance and all matters and transactions in connection therewith, Borrower hereby irrevocably authorizes Bank to accept, rely upon, act upon and comply with any oral or written instructions, requests, confirmation, and orders of any employee or representative of Borrower who is so authorized or designated as a signer of Transaction Documents under the provisions of Borrower’s most recent resolutions or similar documents on file with Bank.  Borrower acknowledges that the transmission between Borrower and Bank of any such instructions, requests, confirmations and orders involves the possibility of errors, omissions, mistakes and discrepancies and agrees to adopt such internal measures and operational procedures as may be necessary to protect its interests.  By reason thereof, Borrower hereby assumes all risk of loss and responsibility for, and releases and discharges Bank from any and all responsibility and liability for, and agrees to indemnify, reimburse on demand and hold Bank harmless from, any and all claims, actions, damages, losses, liability and expenses by reason of, arising out of, or in any way connected with or related to: (i) Bank’s accepting, relying and acting upon, complying with or observing any such instruction, request, confirmation or order; or (ii) any such error, omission, mistake, or discrepancy, provided such error, omission, mistake, or discrepancy is not caused by the Bank’s gross negligence or willful misconduct.

3.              REPRESENTATIONS AND WARRANTIES.  The Borrower makes the following representations and warranties and any “Additional Representations and Warranties” on the schedule attached hereto and made part hereof (the “Schedule”), all of which shall be deemed to be continuing representations and warranties as long as this Agreement is in effect:

a.              Good Standing; Authority.  The Borrower and each Subsidiary (if either is not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.  The Borrower and each Subsidiary is duly authorized to do business in each jurisdiction in which failure to be so qualified would have a material adverse effect on its business or assets and has the power and authority to own each of its assets and to use them in the ordinary course of business now and in the future.

b.              Compliance.  The Borrower and each Subsidiary conducts its business and operations and the ownership of its assets in material compliance with each applicable statute, regulation and other law, including environmental laws.  All material approvals, including authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary for the conduct of the Borrower’s and each Subsidiary’s business and for the Credit have been duly obtained and are in full force and effect.  The Borrower and each Subsidiary is in material compliance with the Approvals.  The Borrower and each Subsidiary (if either is not an individual) is in compliance with its certificate of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other applicable organizational or governing document as may be applicable to the Borrower or a Subsidiary depending on its organizational structure (“Governing Documents”).  The Borrower and each Subsidiary is in material compliance with each agreement to which it is a party or by which it or any of its assets is bound.

c.               Legality.  The execution, delivery and performance by the Borrower of this Agreement and the Transaction Documents, (i) are in furtherance of the Borrower’s purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator with respect to the Borrower or any Subsidiary or (B) violate the Borrower’s or any Subsidiary’s Governing Documents (if either is not an individual), constitute a default under any material agreement binding on the Borrower or any Subsidiary or result in a lien or encumbrance on any assets of the Borrower or any Subsidiary (except in favor of Bank); and (iii) if the Borrower or any Subsidiary is not an individual, have been duly authorized by all necessary organizational actions.

d.              Fiscal Year.  The fiscal year of the Borrower is the calendar year unless the following blank states otherwise: year ending         , 20    .

e.               Judgments and Litigation.  There is no pending, or to the knowledge of Borrower, any threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator (any, an “Action”) which involves the Borrower, its Subsidiaries or their respective assets which would have a material adverse effect upon the Borrower or any Subsidiary or threaten the validity of the Credit, any Transaction Document or any related document or action, except for tax audits of federal and state agencies .  Borrower will immediately notify Bank upon acquiring knowledge of the foregoing.

f.                Full Disclosure.  Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower or any Subsidiary contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading.  The Borrower has not failed to disclose to the Bank any fact that would have a material adverse effect on the Borrower or any Subsidiary.

4.              AFFIRMATIVE COVENANTS.  So long as this Agreement is in effect, the Borrower will comply with any “Additional Affirmative Covenant” contained in the Schedule and shall:

a.              Financial Statements and Other Information.  Promptly deliver to the Bank (i) within forty-five (45) days after the end of each fiscal quarter, an unaudited consolidating financial statement of the Borrower as of the end of such quarter, which financial statement shall consist of income and cash flows for the quarter, with a consolidating balance sheet as of the quarter end all in such detail as the Bank may request.  The Borrower shall also promptly provide the Bank such information as the Bank may from time to time may reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.  Borrower will also cause Ameriquest Business Services, Inc., as the “Guarantor” under a certain Continuing Guaranty (the “Guaranty”), to deliver such information as is requested by Bank under the Guaranty.

b.              Accounting; Tax Returns and Payment of Claims.  The Borrower and each Subsidiary will maintain a system of accounting and reserves in accordance with G.A.A.P., has filed and will file each tax return required of it and, except as disclosed in the Schedule or as contested in good faith, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

c.               Inspections.  Promptly upon the Bank’s request, the Borrower will permit, and cause its Subsidiaries to permit, the Bank’s officers, attorneys or other agents to inspect its and its Subsidiary’s premises, examine and copy its records and discuss its and its Subsidiary’s business, operations and financial or other condition with its and its Subsidiary’s responsible officers and independent accountants; provided that, Bank shall not be permitted to conduct such inspections and examinations more than two (2) times per calendar year.

d.              Changes in Management and Control.  If the Borrower is not an individual, immediately upon any change in the identity of the Borrower’s chief executive officers or in its beneficial ownership, the Borrower will provide to the Bank a certificate executed by its senior individual authorized to transact business on behalf of the Borrower, specifying such change.

e.               Notice of Defaults and Material Adverse Changes.  Immediately upon acquiring reason to know of (i) any Event of Default, (ii) any event or condition that might have a material adverse effect upon the Borrower or any Subsidiary or (iii) any Action, the Borrower will provide to the Bank a certificate executed by the Borrower’s senior individual authorized to transact business on behalf of the Borrower, specifying the date(s) and nature of the event or the Action and what action the Borrower or its Subsidiary has taken or proposes to take with respect to it.

f.                Insurance.  Maintain its, and cause its Subsidiaries to maintain, property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to the Bank, including fire and hazard, liability, workers’ compensation and business interruption insurance and flood hazard insurance as required.

g.               Further Assurances.  Promptly upon the request of the Bank, the Borrower will execute, and cause its Subsidiaries to execute, and deliver each in writing and take each other action that the Bank deems necessary or desirable in connection with any transaction contemplated by this Agreement.

5.              DEFAULT; MANDATORY PREPAYMENT; RIGHTS AND REMEDIES UPON DEFAULT.

a.              Events of Default.  Any of the following events or conditions shall constitute an “Event of Default”: (i) failure by the Borrower to pay (whether at the stated maturity, by acceleration, upon demand or otherwise) the Obligations, or any part thereof; provided that Borrower may cure any failure to make a Monthly Payment within two (2) Business Days after receipt of notice of nonpayment from Bank (ii) default by the Borrower in the performance of any obligation, term or condition of this Agreement, the other Transaction Documents or any other agreement with the Bank or any of its affiliates or subsidiaries (collectively, “Affiliates”) and such default is not cured within thirty (30) days after receipt of notice of default from Bank or Affiliates, as the case may be; (iii) failure by the Borrower to pay when due after giving effect to any applicable grace or cure period (whether at the stated maturity, by acceleration, upon demand or otherwise) any indebtedness or obligation owing to any third party, the occurrence of any event which could result in acceleration of payment of any such indebtedness or obligation or the failure to perform any agreement with any third party, and in each case (a) relating to indebtedness or obligations of Borrower totaling an aggregate amount greater than $500,000.00, and (b) such failure has not been waived by such third party; (iv) the Borrower is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due; (v) the Borrower makes a general assignment, arrangement or composition agreement with or for the benefit of its creditors or makes, or sends notice of any intended, bulk sale; the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower to a third party; or the cessation by the Borrower as a going business concern; (vi) the Borrower files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within forty-five (45) days); (vii) the reorganization, merger, consolidation or dissolution of the Borrower, including the transfer or disposition of substantially all of its assets, acquiring substantially all of the assets of any other entity, doing business under or otherwise using any name other than its true name or making any material change in its business, structure, purposes or operations that , in the Bank’s opinion, would have a material adverse effect on the Borrower’s ability to perform the Obligations (or the making of any agreement therefor); (viii) the death or judicial declaration of incompetency of the Borrower, if an individual; (ix) the entry of any judgment or order of any court, other governmental authority or arbitrator against the Borrower in excess of $500,000.00, unless a stay of enforcement of such judgment or order in effect, by reason of a pending appeal; (x) falsity, omission or inaccuracy of facts submitted to the Bank or any Affiliate (whether in a financial statement or otherwise) in any material respect; (xi) an adverse change in the Borrower, its business, assets, operations, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank determines will have a material adverse effect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform the Obligations; (xii) any pension plan of the Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on the Borrower’s ability to repay its debts; (xiii) any evidence received by the Bank that the Borrower has directly or indirectly been engaged in any type of activity which, in the Bank’s reasonable discretion, might result in the loss or forfeiture of any Collateral of the Borrower to any governmental authority; (xiv) the occurrence of any event described in Section 5(a)(i) through and including 5(a)(xiii) with respect to any Subsidiary or to any endorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the Obligations; (xv) default by the Guarantor in the performance of any obligation, term or condition of the Guaranty or (xv) the Bank in good faith deems itself insecure with respect to payment or performance of the Obligations.

b.              Mandatory Prepayment.  Borrower acknowledges and agrees that its duties under the Servicing Agreement include (i) the giving of notices of default and the enforcement of the rights of Lessor under the Leases, and (ii) the protection of the Portfolio’s ownership of the Equipment.  If any Obligor shall fail to pay any rent or other amount as or when due under any Lease, or if any Obligor shall otherwise breach the terms of or default under any Lease, then, after the expiration of any grace period or the giving of any notice of default provided in such Lease, all Notes secured by all Leases with such Obligor shall be accelerated and all principal, accrued interest and other amounts due thereunder shall be due and payable within ten (10) Business Days following written demand by Bank.  If any Equipment vendor or other party charged with obtaining the certificate of title for an item of Equipment shall fail to proceed diligently to obtain such certificate of title, or if any certificate of title is issued without designating as sole owner the Trustee under the Trust Agreement, as trustee for the Portfolio, then an allocated portion of the principal under the Note secured by such item of Equipment determined reasonably by the Bank shall be accelerated and all principal, accrued interest and other amounts due thereunder shall be due and payable within ten (10) Business Days following written demand by Bank.

c.               Rights and Remedies Upon Default.  Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower, any Subsidiary or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s or its Subsidiaries’ agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any Obligations not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower or any Subsidiary.  All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraphs Section 5(a) clauses (v) - (vii) or (ix) — (xiii) above, or at the Bank’s option, upon the occurrence of any other Event of Default.  The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any Obligations which may now or hereafter be payable on demand.

6.              EXPENSES.  The Borrower shall pay to the Bank on demand (i) a loan funding fee in the amount of one thousand dollars ($1,000) in immediately available funds on the date of each advance under this Credit Agreement (Borrower agrees that such demand is presumed to be made at the time of the advance); and (ii) all costs and expenses (including all reasonable fees and disbursements of counsel retained for advice, suit, appeal or other proceedings or purpose and of any experts or agents it may retain), which the Bank may incur in connection with (a) the administration of the Obligations, including any administrative fees the Bank may impose for the preparation of discharges, releases or assignments to third-parties; (b) the enforcement and collection of any Obligations or any guaranty thereof; (c) the exercise, performance, enforcement or protection of any of the rights of the Bank hereunder; or (d) the failure of the Borrower or any Subsidiary to perform or observe any provisions hereof.  After such demand for payment of any cost, expense or fee under this Section or elsewhere under this Agreement, the Borrower shall pay interest at the highest default rate specified in any instrument evidencing any of the Obligations from the date payment is demanded by the Bank to the date reimbursed by the Borrower.  All such costs, expenses or fees under this Agreement (collectively the “Expenses”) shall be added to the Obligations.

7.              TERMINATION.  This Agreement shall remain in full force and effect until all Obligations outstanding, or contracted or committed for (whether or not outstanding), shall be finally and irrevocably paid in full.  Provided that all Obligations outstanding, or contracted or committed for (whether or not outstanding) have been finally and irrevocably paid in full, this Agreement shall terminate five (5) years from the date of its execution.

8.              RIGHT OF SETOFF.  If an Event of Default occurs and during its continuance, the Bank shall have the right to set off against the amounts owing under this Agreement and the other Transaction Documents any property of Borrower held in a deposit or other account or otherwise with the Bank or its Affiliates or otherwise owing by the Bank or its Affiliates in any capacity to the Borrower, its Subsidiary or any guarantor of, or endorser of any of the Transaction Documents evidencing, the Obligations.  Such setoff shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elect to do so.

9.              MISCELLANEOUS.

a.              Notices.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank).  Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express).  Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

b.              Generally Accepted Accounting Principles.  Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records, system of accounting and reserves to be kept in connection with the provisions of this Agreement, shall be in accordance with G.A.A.P. consistently applied during each interval and from interval to interval; provided, however, that in the event changes in G.A.A.P. shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower’s certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

c.               Indemnification.  If after receipt of any payment of all, or any part of, the Obligations, the Bank is, for any reason, compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and the Borrower shall be liable, and shall indemnify and hold the Bank harmless for, the amount of such payment surrendered.  The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by the Bank in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Bank’s rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable.  The provisions of this Section shall survive the termination of this Agreement and the Transaction Documents.

d.              Further Assurances.  From time to time, the Borrower shall take, and cause its Subsidiaries to take, such action and execute and deliver to the Bank such additional documents, instruments, certificates, and agreements as the Bank may reasonably request to effectuate the purposes of the Transaction Documents.

e.               Cumulative Nature and Non-Exclusive Exercise of Rights and Remedies.  All rights and remedies of the Bank pursuant to this Agreement and the Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy.  In the event of any unreconcilable inconsistencies, this Agreement shall control.  No single or partial exercise by the Bank of any right or remedy pursuant to this Agreement or otherwise shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by the Bank.

f.                Governing Law; Jurisdiction.  This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York.  Except as otherwise provided under federal law, this Agreement will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS AGREEMENT WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower.  Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

g.               Joint and Several; Successors and Assigns.  If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts, which become due, and the performance of all obligations under this Agreement, and the term “the Borrower” shall include each as well as all of them.  This Agreement shall be binding upon the Borrower and upon its heirs and legal representatives, its successors and assignees, and shall inure to the benefit of, and be enforceable by, the Bank, its successors and assignees and each direct or indirect assignee or other transferee of any of the Obligations; provided, however, that this Agreement may not be assigned by the Borrower without the prior written consent of the Bank.

h.              Waivers; Changes in Writing.  No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The Borrower expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of the Bank (including representations to make loans to the Borrower) and agrees that none of the foregoing shall operate as a waiver of any right or remedy of the Bank.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless made specifically in writing by the Bank and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No modification to any provision of this Agreement shall be effective unless made in writing in an agreement signed by the Borrower and the Bank.

i.                  Interpretation.  Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; references to “individual” shall mean a natural person and shall include a natural person doing business under an assumed name (e.g., a “DBA”); the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Agreement.  Any representation, warranty, covenant or agreement herein shall survive execution and delivery of this Agreement and shall be deemed continuous.  Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law.  If any provision nevertheless is held invalid, the other provisions shall remain in effect.  The Borrower agrees that in any legal proceeding, a photocopy of this Agreement kept in the Bank’s course of business may be admitted into evidence as an original.

j.                 Waiver of Jury Trial.  THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THE BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS RELATED HERETO.  THE BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER.  THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Acknowledgment.  Borrower acknowledges that it has read and understands all the provisions of this Agreement, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

M&T BANK,
a New York banking corporation.

/s/ Patricia L. Meyer	By	/s/ Derek Lynch
Signature of Witness
	Name:	Derek Lynch
Patricia L. Meyer
Typed Name of Witness	Title:	Vice President

AMERIQUEST REMARKETING SERVICES, INC.,
a Florida corporation.

/s/ Pamela B. Schmitt	By	/s/ Mark Joyce
Signature of Witness
Name: Mark Joyce
Pamela B. Schmitt
Typed Name of Witness	Title: Executive Vice President & Chief Financial Officer

ACKNOWLEDGMENT

STATE OF Maryland	)
: SS.
COUNTY OF Baltimore	)

On the 14 day of February, in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared Derek Lynch, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Patricia L. Meyer
Notary Public

ACKNOWLEDGMENT

STATE OF Illinois	)
: SS.
COUNTY OF DuPage	)

On the 4th day of February, in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared Mark Joyce, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Pamela B Schmitt
Notary Public

BANK USE ONLY

Authorization Confirmed:	/s/ Derek Lynch
Signature

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “First Amendment”) is effective as of April 16, 2014 (the “First Amendment Effective Date”), between AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation (“Borrower”), and  M&T BANK, a New York banking corporation (“Bank”).

W I T N E S S E T H:

WHEREAS, Borrower and Bank are parties to that certain Credit Agreement dated as of February 10, 2014 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein shall have the meaning given such terms in the Credit Agreement, as amended by this First Amendment);

WHEREAS, pursuant to the Credit Agreement, the Bank has made extensions of credit to Borrower;

WHEREAS, the parties desire to enter into this First Amendment to amend the definition of “Portfolio” to reference the correct Portfolio Interest Certificate to be effective as of the First Amendment Effective Date on the terms and conditions set forth herein; and

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, subject to the terms and conditions set forth herein, Borrower and the Bank hereto hereby agree as follows:

SECTION 1.                            Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, the Credit Agreement is hereby amended effective as of the First Amendment Effective Date in the manner provided in this Section 1.

1.1                               Amended and Restated Definitions.  The definition of “Portfolio”, contained in Section 1.n. of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

n.  “Portfolio” means Portfolio No. 098506-011 represented by the Portfolio Interest Certificate, issued under the Trust.

SECTION 2.                            Representations and Warranties of Borrower.  To induce the Bank to enter into this First Amendment, Borrower hereby represents and warrants to the Bank as follows:

2.1                               Reaffirm Existing Representations and Warranties.  Each representation and warranty of Borrower contained in the Credit Agreement and the other Transaction Documents is true and correct on the date hereof and will be true and correct after giving effect to amendments to the Credit Agreement set forth in Section 1 hereof.

2.2                               Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this First Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower or result in the creation or imposition of any lien upon any of the assets of Borrower (except in favor of Bank).

2.3                               Validity and Enforceability.  This First Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application.

SECTION 3.                            Miscellaneous.

3.1                               No Other Modification; Construction.  Except as expressly amended hereby, the Credit Agreement and all other Transaction Documents are and shall be unmodified and remain in full force and effect, and nothing contained herein shall constitute or be deemed a waiver of any of the rights or obligations of the parties prior to the date hereof.  Each reference to the Credit Agreement in the Transaction Documents shall mean and be a reference to the Credit Agreement as amended hereby, and this First Amendment and the Credit Agreement shall be read together and construed as a single instrument.

3.2                               Counterparts.  This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until Borrower and Bank have executed a counterpart and the Guarantor has executed the consent attached hereto.  Facsimiles or other electronic transmission (e.g. .pdf) shall be effective as originals.

3.3                               Complete Agreement.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

3.4                               Headings.  The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

3.5                               Effectiveness.  This First Amendment shall be effective automatically and without necessity of any further action by Borrower or the Bank when counterparts hereof have been executed by Borrower and Bank.

3.6                               Governing Law.  This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective Responsible Officers on the date and year first above written.

BORROWER:	AMERIQUEST REMARKETING SERVICES, INC., a Florida corporation

	By:	/s/ Mark Joyce
Mark Joyce,
Executive Vice President & CFO

BANK:	M&T BANK

	By:	/s/ Derek Lynch
	Name:	Derek Lynch
	Title:	Vice President

The undersigned (a) consents and agrees to this First Amendment, and (b) agrees that the Transaction Documents to which it is a party (including, without limitation, the Guaranty Agreement dated as of February 10, 2014) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of each such undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

AMERIQUEST BUSINESS SERVICES, INC., a New Jersey corporation

By:	/s/ Mark Joyce
Mark Joyce,
Executive Vice President & CFO